SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

EGA Emerging Global Shares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ____________________________________________________________

2)	Form, Schedule or Registration Statement No.: ____________________________________________________________

3)	Filing Party: ____________________________________________________________

4)	Date Filed: ____________________________________________________________

Yes, we have sold our firm to Columbia Threadneedle Investments (read more).  We are grateful for your support the last several years and want you to come with us!  Please make sure that you or your clients vote our funds’ proxy;  we are sorry it is a hassle to participate.  The second mailing of materials has just arrived.

For assistance in voting you or your clients can call our proxy solicitation firm, D.F. King at 1-800-622-1569.  If you want to talk to us about our future please call us at 1-888-800-4347;  we would welcome a call.

Many of you have already voted.  Thank you!

Best regards,

The EGA Team

Dear ____

We are very grateful for your support of our business; thank you for helping get us to this point.  As you probably know, we have sold our firm to Columbia Threadneedle Investments.  Most of our team will be going there as the nucleus of their strategic beta business. We do need you and your clients to vote your shares in our proxy effort.  People who don’t have materials handy can vote by calling D.F. King at 1-800-622-1569.  Or call me and we’ll have new materials sent to you.

Sincerely,

____________